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                                                                   EXHIBIT 10.50

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                                FUTURELINK CORP.


                              MICROSOFT CORPORATION


                      SERIES A CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT


                                  JUNE 29, 2000


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                                FUTURELINK CORP.
                      SERIES A CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

         This Agreement is made as of June 29, 2000, by and between FutureLink, Inc., a Delaware corporation (the "Company"), and Microsoft Corporation, a Washington corporation (the "Purchaser").

                                    RECITALS

         A. On June 28, 2000, the Company and the Purchaser entered into a Commercial Agreement (the "Commercial Agreement"), a copy of which is attached hereto as Exhibit A;

         B. The Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company's Series A 8% Convertible Redeemable Preferred Stock convertible into the Company's Common Stock (the "Common Stock"), on the terms and conditions set forth in the Certificate of Designation of Series A Convertible Preferred Stock in the form attached as Exhibit C (the "Designation") and to grant to Purchaser a Preferred Stock Purchase Warrant (the "Warrant") in the form attached as Exhibit B;

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS

                                    SECTION 1
                      AUTHORIZATION AND SALE OF THE SHARES

         1.1 AUTHORIZATION OF THE SHARES; WARRANT.

                  (a) The Company has authorized, or before the Closing (as defined in Section 2.1 below) will have authorized, a new series of preferred stock, designated Series A 8% Convertible Preferred Stock (the "Series A Preferred Stock"), such Series having the rights, preferences and privileges provided for in the Designation. Without limiting the generality of the foregoing, the Company and the Purchaser hereby agree that the dividend payable by the Company with respect to the Series A Preferred is payable in accordance with Section 3 of the Designation attached hereto as Exhibit C.

                  (b) In addition, prior to the Closing, the Company will have authorized the issuance and sale to the Purchaser of an aggregate of One Million Four Hundred Twenty-Eight Thousand Five Hundred Seventy One (1,428,571) shares (the "Shares") of the Series A Preferred Stock and the Warrant, which shall entitle the holder thereof to purchase One Million One Hundred Forty-Two Thousand Eight Hundred Fifty-Seven (1,142,857) shares of Preferred Stock at an exercise price of Seven Dollars ($7.00) per share, for an aggregate purchase price of Ten Million Dollars ($10,000,000) (the "Purchase Price").

         1.2 SALE OF SHARES AND WARRANT. Subject to the terms and conditions hereof, at the Closing specified in Section 2.1 below, the Company will issue and sell the Shares and the Warrant to the Purchaser, and the Purchaser will purchase such Shares and the Warrant from the Company. The Common Stock of the Company issued or issuable upon conversion of the Shares, including all shares of Common Stock issuable in the event the Company pays dividends on the Shares in additional shares of Series A Preferred Stock or Common Stock, or the exercise or conversion of the Warrant is referred to as the "Conversion Stock." The Shares, the Conversion Stock and any other securities issued or issuable in respect of the Shares are sometimes collectively referred to as the "Securities."

                                    SECTION 2
                             CLOSING DATE; DELIVERY

         2.1 CLOSING DATE. The purchase and sale of the Shares and the Warrant shall occur at a closing (the "Closing") to be held at such time as shall be designated by the Company by written notice and agreed to by the Purchaser (the "Closing Date"). The Closing will take place at the offices of the Purchaser in Redmond, Washington or at such other place as agreed to by the Purchaser and the Company.

         2.2 DELIVERY. At the Closing, the Company shall deliver to the Purchaser a certificate, registered in Purchaser's name and representing the Shares, and the Warrant against delivery to the Company of a check or wire transfer payable to the order of the Company in the amount of Ten Million Dollars ($10,000,000). The Shares shall be delivered free of any claims or liens or encumbrances.

                                    SECTION 3
                     COMPANY REPRESENTATIONS AND WARRANTIES

         Except as disclosed in (a) the Schedule of Exceptions to the representations and warranties of the Company attached hereto as Exhibit D, with respect to the sections referenced therein, (b) with respect to Sections 3.6-3.14 only, the Financial Statements (as defined herein), (c) with respect to Sections 3.6-3.14 only any filings made by the Company with the Securities and Exchange Commission (the "SEC Filings"), or (d) with respect to Sections 3.6-3.14 only, the SEC Reports (as defined herein), the Company represents and warrants to the Purchaser as set forth in this Section 3.

         3.1 ORGANIZATION AND STANDING. Each of the Company and its subsidiaries
(i) is a corporation duly organized and validly existing under the laws of its respective jurisdiction of incorporation and is in good standing as a domestic corporation under the laws of said state, (ii) has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted, and, (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified does not and is not reasonably expected to (x) individually or in the aggregate, have a material adverse effect on the properties, business, results of operations, condition (financial or


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otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (y) interfere with or impair the Company's ability to perform its obligations under this Agreement, the Commercial Agreement or the Warrant, or
(z) interfere with or prevent the consummation of any of the transactions contemplated by said instruments (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").

         3.2 CORPORATE POWER. The Company has all requisite legal and corporate power to execute and deliver this Agreement and the Commercial Agreement, to sell and issue the Shares and the Warrant hereunder, to issue the Conversion Stock issuable upon conversion of the Shares and exercise or conversion of the Warrant, and to carry out and perform its obligations under the terms of this Agreement.

         3.3 CAPITALIZATION. The authorized capital stock of the Company upon the filing of the Designation with the Secretary of State of the State of Delaware will consist of (a) 300,000,000 shares of Common Stock, of which 61,560,666 shares were issued and outstanding as of June 26, 2000, and (b) 20,000,000 shares of Preferred Stock of which 2,571,428 shares have been designated Series A Preferred, 1,428,571 of which will be sold to the Purchaser at the Closing. All of the outstanding shares of Common Stock have been, and all of the shares of Series A Preferred Stock, when issued and sold at the Closing will be, validly issued, fully paid and nonassessable, free of any liens or encumbrances. The Series A Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Designation. No subscription, warrant, option or other right to purchase or acquire any shares of any class of capital stock of the Company or securities convertible into or exchangeable for such capital stock are outstanding other than as set forth in the Schedule of Exceptions.

         3.4 AUTHORIZATION. The execution, delivery and performance of this Agreement, the Commercial Agreement and the Warrant by the Company have been duly authorized by all requisite corporate action. This Agreement, the Commercial Agreement, the Investor Rights Agreement (defined below) and the Warrant constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies. The issuance and sale of the Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person in existence on the date hereof.

         3.5 CONVERSION STOCK. The Conversion Stock (i) has been duly and validly reserved for issuance, (ii) is not subject to preemptive or any other similar rights of stockholders of the Company, and (iii) when issued in accordance with the terms of the Designation or the Warrant, will be validly issued and outstanding, fully paid and nonassessable, and free of any liens or encumbrances, other than liens or encumbrances created by or imposed upon the holders through no action of the Company.

         3.6 ACCURACY OF REPORTS. All reports (the "SEC Reports") required to be filed by the Company during the period from January 1, 1999 to the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been duly filed, complied in all material respects with the Exchange Act and the requirements of their respective


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forms (as of their respective filing dates), were complete and correct in all material respects as of the dates at which the information was furnished, and none contained (as of their respective dates of filing) any untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which made, not misleading. Except to the extent that information contained in any SEC Report has been revised or superseded by a later filed SEC Report, none of the SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.7 FINANCIAL STATEMENTS AND CHANGES. Since January 1, 1998, the financial statements of the Company included in the SEC Reports (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operation and cash flows (or changes in financial position prior to the approval of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 95) for the periods then ending in accordance with GAAP (subject, in the case of the unaudited statements, to normal year end audit adjustments). Except as set forth in the filed SEC Reports, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and which could reasonably be expected to have a Material Adverse Effect.

         Except as otherwise disclosed herein, in the Financial Statements, the SEC Filings, the SEC Reports or the Schedule of Exceptions, since January 1, 1999, there has not been:

                  (a) Any material change in the assets, liabilities, financial condition, business or results of operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which do not, either in any individual case or in the aggregate, constitute a Material Adverse Effect;

                  (b) Any change in the contingent obligations of the Company, whether by way of guaranty, endorsement, indemnity, warranty or otherwise, except such changes as do not, either individually or in the aggregate, constitute a Material Adverse Effect;

                  (c) Any damage, destruction or loss, whether or not covered by insurance, which could reasonably be expected to have a Material Adverse Effect;

                  (d) Any declaration or payment of any dividend or other distribution of the assets or securities of the Company in respect of outstanding Common Stock; or


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                  (e) Any other event or condition of any character that has materially and adversely affected, or that could reasonably be expected to have a Material Adverse Effect.

         3.8 NO CONFLICT. The provisions of the Designation do not constitute any violation, or conflict with or constitute a default under, any indenture, mortgage, deed of trust or other agreement, instrument, court order, judgment, decree, statute, rule or regulation (each a "Term" and collectively the "Terms") to which the Company is a party or by which it is bound, subject to such exceptions as would not have a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Commercial Agreement, the issuance of the Securities pursuant to the terms hereof and the performance of the Company's obligations hereunder and thereunder (i) will not result in any violation or be in conflict with or constitute a default under any Term, (ii) will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such Term, and (iii) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or any of its assets or properties, subject to such exceptions as would not have a Material Adverse Effect.

         3.9 GOVERNMENTAL CONSENTS. No consent, approval or authorization of, or designation, declaration or filing with, any Federal or state governmental authority in the United States is required on the part of the Company in connection with the valid execution and delivery of this Agreement and the Commercial Agreement, the offer, sale or the issuance of the Securities or the consummation of any other transaction contemplated hereby, except (i) the filing of the Designation in the office of the State of Delaware, which will be completed prior to the Closing, (ii) if required, qualifications or filings in connection with exemptions under any applicable state "blue sky" laws and Federal securities laws, which qualifications or exemptions, if required, will have been obtained and will be effective on the Closing Date, or will be obtained or filed after the Closing Date within the prescribed time in order to secure such exemptions or qualifications, and (iii) where the failure to obtain any required consent, approval, authorization or designation or to make any required declaration or filing does not and is not reasonably expected to have a Material Adverse Effect.

         3.10 PATENTS, TRADEMARKS, ETC. The Company, to the best of its knowledge, owns or has the right, or prior to the Closing will own or have the right, to use all patents, trademarks, service marks, trade names, copyrights, licenses and rights necessary to its business as now conducted, and, to the best of its knowledge, is not infringing upon any person under or with respect to any of the foregoing. The Company has not received any written communications alleging that the Company has violated any patent, trademark, service mark, trade name, copyright or trade secret or other proprietary right of any other person or entity, subject to such exceptions as would not have a Material Adverse Effect. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the Company's employment of such employees. Neither the execution nor delivery of this Agreement or the Commercial Agreement, nor the carrying on of the Company's business by the employees of the Company will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under,


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any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is necessary to utilize any inventions of any of its employees made prior to their employment by the Company, other than those inventions for which the intellectual property relating thereto previously has been assigned to the Company.

         3.11 LITIGATION. There is no suit, action or proceeding pending or affecting the Company or any of its subsidiaries that, individually or in the aggregate, could have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which, could reasonably be expected to have, any such effect.

         3.12 COMPLIANCE WITH LAWS. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which could reasonably be expected to have a Material Adverse Effect.

         3.13 OFFERING OF SECURITIES. Neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require, under the Securities Act of 1933, as amended (the "Securities Act"), the integration of such offering with the offering and sale of the Securities) which might subject the offering, issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

         3.14 NO MATERIAL ADVERSE EFFECT. Since the date of the most recent audited balance sheet of the Company contained in the SEC Reports, there has been no event or condition resulting in a Material Adverse Effect on the Company.

                                    SECTION 4
                  PURCHASER REPRESENTATIONS AND WARRANTIES AND
             RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES ACT

         Except as disclosed in the Schedule of Exceptions to Representations and Warranties of the Purchaser attached hereto as Exhibit D-1, the Purchaser represents and warrants to the Company with respect to the Shares, as follows:

         4.1 INVESTMENT INTENT.

                  (a) Purchaser has substantial experience in business and financial matters and is capable of evaluating the merits and risks of its investment in the Company and is able to bear the economic risks of its investment.

                  (b) Purchaser is an "accredited investor" as defined in Rule 501(a)(3) of Regulation D of the Securities Act.

                  (c) Purchaser is acquiring the Securities for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. Purchaser


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understands that the Securities have not been registered under the Securities
Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

                  (d) Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act ("Rule 144") which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in a transaction directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.2 CORPORATE POWER. Purchaser has all requisite legal and corporate power to execute and deliver this Agreement and the Commercial Agreement and to carry out and perform its obligations under the terms of this Agreement and the Commercial Agreement.

         4.3 AUTHORIZATION. The execution, delivery and performance of this Agreement and the Commercial Agreement by the Purchaser has been duly authorized by all requisite corporate action, and this Agreement and the Commercial Agreement constitutes valid and binding obligations of Purchaser enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.4 GOVERNMENTAL CONSENTS. No consent, approval or authorization of, or designation, declaration or filing with, any federal or state governmental authority in the United States is required on the part of Purchaser in connection with the valid execution and delivery of this Agreement and the Commercial Agreement or the consummation of any other transaction contemplated hereby or thereby, except for such filings as may be required under the Exchange Act and the related rules and regulations thereunder subsequent to the issuance of the Shares.

                                    SECTION 5
                              CONDITIONS TO CLOSING

         5.1 CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment to the reasonable satisfaction of the Purchaser on or prior to the Closing Date of the following conditions any of which may be waived in whole or in part by the
Purchaser:

                  (a) The representations and warranties made by the Company in
Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date;


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                  (b) All covenants, agreements and conditions contained in this
Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects;

                  (c) The Purchaser shall have received from Paul, Hastings, Janofsky & Walker, counsel to the Company, an opinion addressed to the Purchaser, dated the Closing Date, in substantially the form attached hereto as Exhibit E;

                  (d) The Company shall have delivered to the Purchaser a certificate, executed on the Company's behalf by the Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Date and certifying to the fulfillment of the conditions specified in paragraphs (a) and (b) of this
Section 5.1 in the form attached hereto as Exhibit F;

                  (e) The Company shall have entered into the Commercial Agreement in substantially the form attached hereto as Exhibit A;

                  (f) The Company shall have executed and delivered to Purchaser the Warrant substantially in the form attached hereto as Exhibit B;

                  (g) The Company shall have entered into the Investor Rights Agreement with Purchaser dated the date hereof in substantially the form attached hereto as Exhibit G (the "Investor Rights Agreement");

                  (h) The Company shall have obtained all necessary state "blue sky" law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities;

                  (i) The Designation shall have been filed with and accepted by the Delaware Secretary of State;

                  (j) All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been approved by counsel to the Purchaser; and

                  (k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the proposed transactions by any legislature, administrative agency, court or other governmental authority which would make consummation of the proposed transactions pursuant to this Agreement illegal or render the Company or the Purchaser unable to consummate the proposed transactions nor shall there have been filed any proceeding in a court of competent jurisdiction seeking to enjoin or restrain the transactions contemplated by this Agreement.

                  (l) The Company shall have delivered to Purchaser waivers or consents from all governmental authorities or other parties necessary to consummation of the transactions contemplated hereby, including waivers of those rights of third parties described in Section 3.4 of the Schedule of Exceptions of Company, in a form reasonably acceptable to Purchaser.


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                  (m) The Shares and Conversion Stock shall be free of any
claims or liens or encumbrances.

         5.2 CONDITIONS TO COMPANY'S OBLIGATIONS. The Company's obligation to sell and issue the Shares to the Purchaser at the Closing is subject to the fulfillment to the Company's reasonable satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Company:

                  (a) The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date;

                  (b) All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects;

                  (c) The Purchaser shall have delivered to the Company a certificate executed on the Purchaser's behalf by an executive officer of the Purchaser, dated as of the Closing Date and certifying to the fulfillment of the conditions specified in paragraphs (a) and (b) of this Section 5.2 in the form attached hereto as Exhibit H;

                  (d) The Purchaser shall have entered into the Commercial Agreement in substantially the form attached hereto as Exhibit A;

                  (e) The Designation shall have been filed with the Delaware Secretary of State;

                  (f) All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been approved by counsel to the Company which approval will not be unreasonably withheld or delayed; and

                  (g) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the proposed transactions by any legislature, administrative agency, court or other governmental authority which would make consummation of the proposed transactions pursuant to this Agreement illegal or render the Company or the Purchaser unable to consummate the proposed transactions nor shall there have been filed any proceeding in a court of competent jurisdiction seeking to enjoin or restrain the transactions contemplated by this Agreement.

                                    SECTION 6
                                    COVENANTS

         6.1 REASONABLE BEST EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable best efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make


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

effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

         6.2 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                    SECTION 7
                                  MISCELLANEOUS

         7.1 PUBLIC ANNOUNCEMENTS. The Company shall obtain the consent of the Purchaser and the Purchaser shall obtain the consent of the Company prior to any public announcement relating to this Agreement, provided that the Company shall be permitted to make any public announcement which is required pursuant to the Securities Act or the Exchange Act or the rules or regulations thereunder; provided, however, that the Company shall, upon Purchaser's request, seek confidential treatment of such materials or information that the Purchaser may reasonably designate.

         7.2 FINDER'S FEE.

                  (a) The Company (i) represents and warrants that the Company has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold the Purchaser harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

                  (b) The Purchaser (i) represents and warrants that the Purchaser has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser, or any of its employees or representatives, is responsible.

         7.3 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to the Company or the Purchaser, upon any breach or default under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character by the Company or the Purchaser of any breach or default under this Agreement, or any waiver by the Company or the Purchaser of any provisions or


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

conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in writing, and all remedies, either under this Agreement, or by law or otherwise afforded to the Company or the Purchaser, shall be cumulative and not alternative.

         7.4 WAIVERS AND AMENDMENTS. The obligations and rights of the Company and the Purchaser under this Agreement may be waived or this Agreement may be amended upon the written consent of the Company and the Purchaser. This Agreement and the provisions hereof may not be waived or amended except pursuant to a written instrument signed by the required party or parties as aforesaid.

         7.5 SEVERABILITY. In the event that any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         7.6 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the Company and shall survive the Closing of the transactions contemplated hereby for a period of one year.

         7.7 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         7.8 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered (i) personally,
(ii) by facsimile transmission with written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice, or (iii) by a nationally recognized overnight courier, in each case with all delivery or postal charges pre-paid. Notices shall be addressed (i) if to the Purchaser, at the Purchaser's address as set forth on the signature page of this Agreement, Attention: Chief Financial Officer and Deputy General Counsel, Finance and Operations, (Fax (425) 936-7329), with a copy to Richard Dodd at Preston Gates & Ellis LLP, 5000 Columbia Center, 701 Fifth Avenue, Seattle, WA 98104-7078 (Fax (206) 623-7022),
(ii) if to any permitted transferee of Series A Preferred hereunder, then to Purchaser's address or such other address as the transferee shall furnish to the Company in writing pursuant to the provisions hereof, or (iii) if to the Company, at the Company's address set forth on the signature page of this Agreement, Attention: Chief Financial Officer and General Counsel (Fax (215) 658-1872), with copy to the attention of Thomas Pollock, Paul, Hasting, Janofsky & Walker, 345 California Street, San Francisco, CA 94104-2635 (Fax (415) 217-5333) or at such other address as the Company shall have furnished to the Purchaser (or transferees, as aforesaid) in writing.

         Each such notice or communication, addressed and posted as aforesaid, shall for all purposes of this Agreement be treated as effective or having been given (i) when delivered, if delivered personally, (ii) the business day on which the notice or communication is sent, if delivered by facsimile transmission as provided above, or (iii) upon the earlier of its receipt or two
(2) business days after the business day of deposit with a nationally recognized overnight courier, if delivered by such means.

         7.9 ENTIRE AGREEMENT. This Agreement, the Commercial Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and supersede any and all prior agreements and understandings among the parties.

         7.10 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington as they apply to contracts entered into and wholly to be performed within such state, and without reference to its principles of conflicts of law or choice of law.

         7.11 EXPENSES. The Company and the Purchaser shall each bear all expenses that such respective party has incurred or incurs in connection with this Agreement and the transactions contemplated hereby, and any amendments or waivers hereto.

         7.12 ATTORNEYS' FEES. In the event of any litigation in a court of competent jurisdiction arising in connection with this Agreement and the transactions contemplated hereby, the prevailing party in judgment shall be entitled to recover reasonable legal fees and costs in connection with such action including any appeals.

         7.13 TITLES AND SUBTITLES. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                                        COMPANY

                                        FUTURELINK CORP., a Delaware corporation


                                        By: /s/ PHILIP R. LADOUCEUR
                                           -------------------------------------
                                        Name: Philip R. Ladouceur
                                             -----------------------------------
                                        Title: Chairman and CEO
                                              ----------------------------------


                                        Address: 6 Morgan, Suite 100
                                                 Irvine, CA  92618

                                        PURCHASER

                                        MICROSOFT CORPORATION, a Washington
                                        corporation


                                        By: /s/ AMAR NEHRU
                                           -------------------------------------
                                                        Amar Nehru
                                           Vice President, Corporate Development

                                        Address: One Microsoft Way
                                                 Redmond, WA  98052

                                    EXHIBITS

Exhibit A   - Commercial Agreement
Exhibit B   - Form of Warrant
Exhibit C   - Certificate of Designation of Series A Convertible Preferred Stock
Exhibit D   - Schedule of Exceptions
Exhibit D-1 - Schedule of Purchaser Exceptions
Exhibit E   - Legal Opinion of Paul, Hastings, Janofsky & Walker
Exhibit F   - Form of FutureLink Compliance Certificate
Exhibit G   - Form of Investor Rights Agreement
Exhibit H   - Form of Purchaser Compliance Certificate

                                                                       EXHIBIT B


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

                                  JULY 6, 2000

                                FUTURELINK CORP.

                        PREFERRED STOCK PURCHASE WARRANT

         THIS CERTIFIES THAT, for value received, Microsoft Corporation, a Washington corporation, is entitled to subscribe for and purchase, subject to the provisions and upon the terms and conditions hereinafter set forth, ONE MILLION ONE HUNDRED FORTY-TWO THOUSAND EIGHT HUNDRED FIFTY-SEVEN (1,142,857) fully paid and nonassessable shares of Preferred Stock of FutureLink Corp., a Delaware corporation (the "Company"). The Shares (as defined below) shall be purchasable at a per share purchase price equal to SEVEN DOLLARS ($7.00) (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "Warrant Price"). As used herein, (i) the term "Date of Grant" shall mean July 6, 2000, and (ii) the term "Shares" shall mean the Preferred Stock to be issued by the Company hereunder and any stock into or for which any such Preferred Stock may hereafter be converted or exchanged.

         1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time for the period beginning the Date of Grant through July 5, 2005 (the "Expiration Date"). If during such term there is (i) any consolidation or merger of the Company, or any successor of the Company, with or into any entity, or any other corporate reorganization in which the Company, or any successor of the Company, shall not be the continuing or surviving entity of such consolidation, merger or reorganization,
(ii) any transaction or any series of related transactions in which in excess of 50% of the voting power of Company, or any successor of the Company, is transferred, or (iii) any sale of all or substantially all of the assets of the Company or any successor of the Company, then adequate provision shall be made as a part of such transaction for the assumption of this Warrant and the full preservation of the economic benefits inherent in this Warrant. In the event of any such transaction, a replacement warrant shall be promptly issued to the then holder of this Warrant.

         2. Method of Exercise; Payment; Issuance of New Warrant. Subject to
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a "Wire Transfer") of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased. In lieu of exercising this warrant as provided above, the holder thereof may by delivery of notice of exercise substantially in the form of Exhibit A convert this warrant in whole or in part into a number of shares determined by dividing (a) the aggregate Fair Market Value of the Shares delivered for conversion minus the aggregate Warrant Price of such Shares by (b) the Fair Market Value of one Share. For purposes hereof, Fair Market Value of a Share shall mean the average closing price of the common stock of the Company on the Nasdaq Exchange over the last ten (10) trading days prior to exercise. Such mode of exercise shall be referred to as "Cashless Exercise." The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty (30) day period.

         3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, including payment of the Warrant Price or by means of Cashless Exercise, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof, other than those created or imposed upon the holders through no action of the Company. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its capital stock: to provide for the exercise of the rights represented by this Warrant.

         4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant by payment of the Warrant Price or by Cashless Exercise shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) Reclassification. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of the number of Shares then purchasable under this Warrant. Such new Warrant shall, provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subsection (a) shall similarly apply to successive reclassifications or changes.

                  (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of capital stock into which this Warrant is exercisable, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

                  (c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to its common stock issuable hereunder payable in the same class or series of capital stock, or (ii) make any other distribution of common stock with respect to its common stock (except any distribution specifically provided for in Sections 4(a) and 4(b)), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of the applicable class or series of capital stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of such class or series of capital stock outstanding immediately after such dividend or distribution.

                  (d) Company to Prevent Dilution. If at any time or from time to time conditions arise by reason of action taken by the Company, which are not adequately covered by this Section 4, and which might materially and adversely affect the exercise rights of the holder hereof, unless the adjustment necessary shall be agreed by the Company and the holder hereof, the holder shall have the right to require that the Board of Directors of the Company appoint a firm of independent certified public accountants of national standing, reasonably acceptable to the holder, who at the Company's expense shall give their opinion upon the adjustment necessary with respect to the Warrant Price and the number of Shares purchasable upon exercise of this Warrant, if any, so as to preserve, without dilution, the exercise rights of the holder hereof. In the event that the holder disputes such adjustment, the holder shall be entitled to select an additional firm of independent certified public accountants of national standing and paid for by the holder to calculate such adjustment and the Company and the holder shall use their good faith best efforts to agree on such adjustment based on the reports of the two accounting firms. In the event that the Company and the holder are still unable to reach agreement as to such adjustment, the Company and the holder agree to submit such determination to binding arbitration. Upon determination of such adjustment, the Board of Directors shall forthwith make the adjustments described therein.

         5. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall deliver a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiting the adjustment, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed

(without regard to Section 12 hereof, by first class mail, postage prepaid) to the holder of this Warrant at such holder's last known address.

         6. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Shares on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

         7. Restriction on Transfer of Warrant or Shares. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company. The Company shall not require holder to provide an opinion of counsel if the transfer is to an affiliate of holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), holder represents that it has complied with Rule 144(d) and (e) in reasonable detail the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of holder's notice of proposed sale. Without limitation of the foregoing, the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall not be sold, transferred or disposed of during the 45 day period following exercise of this Warrant.

         8. Rights as Shareholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders. Documents publicly available on the SEC's EDGAR system shall be deemed delivered to the holder for purposes of this
Section 8.

         9. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

                  (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies; and

                  (b) The Shares have been, or will be duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof will be validly issued, fully paid and non-assessable.

         10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         11. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

         12. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         13. Descriptive Headings. The descriptive headings of the several sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

         14. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Delaware.

         15. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

         16. Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its proper and duly authorized officer as of the day and year first written above.

                                        FUTURELINK CORP., a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

                                                 -------------------------------

                                    EXHIBIT A

                               NOTICE OF EXERCISE


To:  FutureLink Corp. (the "Company")

         1. The undersigned hereby elects to purchase ___________ shares of Preferred Stock of the Company pursuant to the terms of the attached Warrant and herewith (check one):

         [ ]      Makes payment of $___________ therefor; or

         [ ]      Directs the Company to issue _________ shares, and to withhold
                  ________ shares in lieu of cash payment.

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:



                                            ------------------------------------
                                            (Name)


                                            ------------------------------------
                                            (Address)


                                            ------------------------------------
                                            (Address)
------------------------------------
              (Date)

                                            ------------------------------------
                                            (Signature)

                                                                       EXHIBIT C


                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       FOR
                                FUTURELINK CORP.

         FUTURELINK CORP., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof.

         RESOLVED, that, pursuant to Article Fourth of the Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of 2,571,428 shares, without par value, to be designated "Series A Convertible Preferred Stock" (the "Series A Stock").

         RESOLVED, that each share of the Series A Stock shall rank equally in all aspects and shall be subject to the following terms and provisions:

         1. PREFERENCE ON LIQUIDATION.

                  (a) SERIES A PREFERENTIAL AMOUNT. In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding-up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of Common Stock, the holders of shares of Series A Stock shall be entitled to receive payment of the greater of (i) $7.00 per share of Series A Stock plus any accrued but unpaid dividends (the "Series A Preferential Amount") held by or for them (as appropriately adjusted for any accrued but unpaid stock dividend, stock split, recapitalization or combination of Series A Stock) or (ii) their pro rata share of the total value of the assets and funds of the Corporation to be distributed, assuming the conversion of Series A Stock to Common Stock.

                  (b) INSUFFICIENT PROCEEDS. If, upon any liquidation, distribution of assets, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, after distribution to any class or series of stock ranking senior to the Series A Stock with respect to liquidation rights ("Senior Stock"), distributable among the holders of shares of Series A Stock and holders of shares of any other outstanding class or series of stock ranking on a parity with the Series A Stock with respect to liquidation rights ("Parity Stock") shall be insufficient to pay in full the respective preferential amounts on the shares of Series A Stock and Parity Stock, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

                  (c) SALE OF THE CORPORATION. At the election of the holders of a majority of the Series A Stock, the merger or consolidation of the Corporation into or with another Corporation, or the effectuation of a statutory exchange of shares, or the sale, lease or transfer of all or substantially all of the assets of the Corporation (a "Sale of the Corporation"), where, in any such case, the valuation of the Corporation in connection with such transaction is less than $520 million (a "Liquidating Sale"), shall be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 1 and shall not be subject to the provisions of Section 4(h); provided, however, that the merger or consolidation of the Corporation into or with another Corporation, or the effectuation of a statutory exchange of shares, in which the shareholders of the Corporation immediately prior to such transaction hold a majority of the outstanding voting power of the surviving or acquiring entity (or a parent Corporation thereof) immediately after such transaction by virtue of their ownership of the Corporation's equity securities shall not be regarded as a liquidation, dissolution or winding-up of the Corporation within the meaning of this Section 1. In the case of a Liquidating Sale, the valuation of the Corporation, and the amount of any liquidation preference to which the holders of Senior Stock, Series A Stock and Parity Stock shall be entitled, shall be computed in the same manner as if the Corporation's available assets (valued at the value being given for the Corporation's shares or assets in such transactions) were actually being distributed to all shareholders in connection with such transaction.

         2. VOTING.

                  (a) GENERAL RIGHTS. Except as otherwise provided herein or as required by law, the Series A Stock shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series A Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series A Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

                  (b) ACTIONS REQUIRING SEPARATE VOTES OF SERIES A STOCK.

                           (i) For so long as shares of Series A Stock remain
outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least two-thirds of the outstanding Series A Stock voting as a class shall be necessary for effecting or validating the following actions:

                                    (A) Any amendment, alteration, or repeal of
any provision of the Articles of Incorporation or Bylaws of the Corporation or any other action that materially and adversely alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series A Stock; or

                                    (B) Any increase in the authorized number of
shares of Series A Stock.

         3. DIVIDENDS.

         The Series A Stock shall be paid an annual dividend of $.56 per share payable out of the funds or assets legally available therefor before any dividend is paid on the Common Stock. If the funds or assets legally available for payment of dividends are insufficient to pay such dividend, either in whole or in part, then any unpaid portion of the dividend will become a charge against the funds and assets of the Corporation, and will be paid in full by the Corporation in subsequent years before any dividends are paid out on the Common Stock in those years. The dividends payable on the Series A Stock shall be payable in cash or, at the Corporation's option, in Common Stock of the Corporation. In the event such dividends are paid in Common Stock a holder of Series A Stock shall receive a number of shares of Common Stock equal to the cash dividend otherwise payable divided by the average closing price of the Common Stock on the Nasdaq National Market over the last 10 trading days ending prior to the dividend payment date.

         4. CONVERSION.

         The holders of the Series A Stock shall have the following rights with respect to the conversion of the Series A Stock into shares of Common Stock (the "Conversion Rights"):

                  (a) VOLUNTARY CONVERSION. Subject to and in compliance with the provisions of this Section 4, any shares of Series A Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Stock shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Stock Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Series A Stock being converted.

                  (b) SERIES A STOCK CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series A Stock (the "Series A Stock Conversion Rate") shall be the quotient obtained by dividing $7.00 by the "Series A Conversion Price," calculated as provided in Section 4(c).

                  (c) CONVERSION PRICE. The Series A Conversion Price shall initially be $7.00. The initial Series A Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series A Conversion Price herein shall mean such price as so adjusted.

                  (d) MECHANICS OF CONVERSION. Each holder of Series A Stock who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value based on the average trading price of the Common Stock on the Nasdaq National Market over the last 10 trading days prior to the date of such conversion), any unpaid dividends on the shares of Series A Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                  (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the original issue date of the Series A Stock ("Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

                  (g) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a Liquidating Sale or a transaction provided for elsewhere in this Section 4), in any such event each holder of Series A Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  (h) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a Liquidating Sale or a transaction provided for elsewhere in this Section 4), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Stock shall thereafter be entitled to receive upon conversion of the Series A Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A Stock after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series A Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                  (i) SALE OF SHARES BELOW SERIES A CONVERSION PRICE.

                           (i) If at any time or from time to time after the
Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (as defined in subsection (i)(iv) below), other than as a dividend or other distribution on any class of stock as provided in Section 4(f) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 4(e) above, for an Effective Price (as defined in subsection
(i)(iv) below) less than the then effective Series A Conversion Price then and in each such case the then existing Series A Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Conversion Price by a weighted average, consisting of a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (i)(ii)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series A Stock could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities exercisable on the day immediately preceding the given date.

                           (ii) For the purpose of making any adjustment
required under this Section 4(i), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection (i)(iii) below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                           (iii) For the purpose of the adjustment required
under this Section 4(i), if the Corporation issues or sells any (i) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Series A Conversion Price in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall again be recalculated at that time using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated at that time using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series A Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series A Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series A Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities; provided that such readjustment shall not apply to prior conversions of Series A Stock.

                           (iv) "Additional Shares of Common Stock" shall mean
all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 4(i), whether or not subsequently reacquired or retired by the Corporation other than the following: (A) shares of Common Stock issued upon conversion of the Series A Stock; (B) options and the Common Stock issued pursuant to such options (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock option purchase or stock option plans; or (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Original Issue Date. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 4(i), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 4(i), for such Additional Shares of Common Stock.

                  (j) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Series A Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Stock if the Series A Stock is then convertible pursuant to this Section 4, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series A Conversion Price at that time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Stock.

                  (k) NOTICES OF RECORD DATE. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Sale of the Corporation, capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Stock at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Sale of the Corporation, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Sale of the Corporation, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up.

                  (l) AUTOMATIC CONVERSION.

                           (i) Each share of Series A Stock may be converted at
the discretion of the Corporation into shares of Common Stock, based on the then-effective Series A Conversion Price at any time where the average closing price of the Common Stock on the Nasdaq National Market over the last 20 trading days equals or exceeds $25.50 per share following fifteen days' written notice from the Corporation to the holders of Series A Stock, which notice shall include a certification that the conditions necessary for such Conversion have occurred. Upon such conversion, any unpaid dividends shall be paid in accordance with the provisions of Section 4(d); provided, however, if such conversion occurs prior to July 5, 2001, the Corporation shall pay the holders of Series A Stock dividends on the Series A Stock as if such shares had been outstanding for at least twelve months. Upon such conversion, any warrants to purchase Series A Stock which remain outstanding shall be converted automatically into warrants to acquire Common Stock without any action by the holders of such warrants or the Corporation.

                           (ii) Upon the termination of the notice period
specified in paragraph (i) above, the outstanding shares of Series A Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Stock, the holders of Series A Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Stock surrendered were convertible on the date on which such automatic conversion occurred, and any unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

                  (m) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series A Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

                  (n) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (o) NOTICES. Any notice required by the provisions of this
Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                  (p) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holder of the Series A Stock against impairment.

         5. REDEMPTION.

                  (a) if the Corporation fails to obtain additional equity funding of at least $20,000,000 from one or more sources on or after June 28, 2000 and before December 28, 2000 at the election of the holders of a majority of the Series A Stock, the Corporation shall be required to redeem all outstanding shares of Series A Stock, at the Applicable Redemption Price. For purposes of this Section 5, the Applicable Redemption Price shall be $7.00 per share plus all unpaid dividends.

                  (b) On June 28, 2004, at the election of a majority of the holders of the Series A Stock, the Corporation shall be required to redeem all outstanding shares of Series A Stock at the Applicable Redemption Price.

                  (c) With respect to any redemption under Section 5(a), the Applicable Redemption Price will be paid in cash. With respect to any redemption under Section 5(b), the Corporation may elect to pay the Applicable Redemption Price either in (i) cash, or (ii) in shares of Common Stock based upon the average closing price of the Common Stock on the Nasdaq National Market over the last 10 trading days prior to the Redemption Date. For purposes of clause (ii) in the preceding sentence, in no event will the average closing price be deemed to be less than $5.50 a Share.

                  (d) At least twenty (20) days prior to the date specified for redemption in such notice (the "Redemption Date"), (i) notice of any redemption pursuant to Section 5 shall be sent by or on behalf of the holders of the Series A Stock to the Corporation at its corporate offices, provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares of Series A Stock. Such notice shall state: (i) the Redemption Date; (ii) the Applicable Redemption Price; and (iii) the number of shares of Series A Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

                  (e) Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require), such shares shall be redeemed by the Corporation at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (f) All shares of Series A Stock redeemed pursuant to this
Section 5 shall be restored to the status of authorized and unissued shares of Series A Stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Series A Stock.

         6. RESTRICTION ON SALE. The holders of Common Stock issued upon conversion of the Series A Stock shall not sell such shares of Common Stock for at least forty-five (45) days following such conversion.

         7. GENERAL PROVISIONS.

                  (a) The term "Person" as used herein means any Corporation, partnership, trust, organization, association, other entity or individual.

                  (b) The term "outstanding," when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

                  (c) All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles.

                  (d) The headings of the sections, subsections, clauses and subclauses herein are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

         Dated:  July __, 2000

                                        FUTURELINK CORP.


                                        By:
                                            ------------------------------------
                                               [Name]

                                        Its:
                                             -----------------------------------

                                                                       EXHIBIT D


                        EXHIBIT D SCHEDULE OF EXCEPTIONS


                                   SECTION 3.3
                                 Capitalization

As of June 26, 2000, the equity capitalization of FutureLink Corp. (the "Company") included the following:

1.       Stock Options to purchase 9,913,109 shares of common stock;

2.       A Debenture convertible into 67,965 shares of common stock;

3. Warrants entitling their holders to purchase 7,967,673 shares of common stock;

4. Exchangeable shares convertible into 2,199,973 shares of the Company's common stock which have been issued to former shareholders of Charon Systems Inc.;

5.       61,560,666 issued and outstanding shares of common stock; and

6. The Company has announced its intentions to effect a public offering of an additional 6,000,000 shares of its common stock with another 900,000 shares of common stock issuable to the underwriters of the offering if they exercise their over-allotment option in full.



                                   SECTION 3.4
                                  Authorization

FIRST REFUSAL AND PREEMPTIVE RIGHTS

1. In an Engagement Letter between Gerard Klauer Mattison & Co., Inc. ("GKM") and FutureLink Distribution Corp., a predecessor corporation to the Company, dated May 28, 1999, the Company granted GKM a right of first refusal to be the lead placement agent in connection with any private sale of securities by the Company for eighteen (18) months commencing October 15, 1999.

2. Dimensional Partners Ltd. and Dimensional Partners L.P. (collectively, "Dimensional") are parties to that certain Securities Purchase Agreement dated October 15, 1999 (the "October Purchase Agreement") by and among the Company, Pequot Private Equity Fund II, L.P., Pequot Partners Fund, L.P., Pequot International Fund, Inc. and Dimensional. Dimensional has pre-emptive rights under the October Purchase Agreement and a right to receive fifteen (15) days advance notice of the sale and purchase of series A preferred stock (the "Sale") under the October Purchase Agreement.

3. Pequot Private Equity Fund II, L.P., Pequot Partners Fund, L.P., Pequot International Fund, Inc. and Pequot Endowment Fund, L.P. also have pre-emptive rights under the October Purchase Agreement and the right to receive fifteen (15) days advance notice of the Sale.

4. The Company has obtained a $10,000,000 line of credit with the Canadian Imperial Bank of Commerce ("CIBC") pursuant to a Loan Agreement Dated May 4, 2000 among CIBC, the Company and its wholly owned subsidiary, FutureLink Distribution Corp. (the "Loan Agreement"). The Loan Agreement restricts the Company from paying dividends.

5. Smallcaps Online Group, LLC and Davis Polk & Wardwell have outstanding warrants dated March 1, 2000 which have anti-dilution provisions which are triggered by the Company issuing securities convertible into common stock of the Company at a price lower than the current market price of the Company's common stock as defined in such warrants.

6. Transamerica Business Credit Corporation Funding Trust II ("TBCC") has outstanding warrants dated November 3, 1999 which have registration rights provisions requiring the Company give TBCC notice of any registration rights given to other security holders and the right for TBCC to adopt such registration rights.


                                   SCTION 3.5
                           Please refer to Section 3.4


                                   SECTION 3.8
                           Please refer to Section 3.4


                                  SECTION 3.10
                         Patents, Trademarks, Copyright

         On June 30, 1999 the Company was informed that a Japanese patent law firm (the "Law Firm") has stated that the ASP consortium as a whole may conflict with U.S. Patent Number 5,775,995 issued on July 7, 1998. The Company has not heard from the Law Firm since June 30, 1999. The patent in question is directed at an interactive communication system for communicating software from a host facility or distributor to end users with the stated aim of delivering karaoke and video to end users. At the end user level, a communication terminating device is provided which can temporarily store the transmitted software and either delete the software or block its use by the end user after a predetermined time. However, it is the Company's position that any interpretation of the patent which could impact the ASP consortium would be so broad as to arguably cover all server-based computing.

                                   EXHIBIT D-1

                        Schedule of Purchaser Exceptions

Such filings as maybe required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and similar filings required by the merger notification or control laws of any applicable jurisdiction upon the exercise of the Warrant.

                                                                       EXHIBIT E


                                  July 6, 2000



Microsoft Corporation
One Microsoft Way
Redmond, WA 9805-6399


Re:      Series A Convertible Preferred Stock Purchase Agreement

Ladies and Gentlemen:

         We have acted as special counsel to FutureLink Corp., a Delaware corporation (the "Company"), in connection with the issue and sale of 1,428,571 shares (the "Shares") of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") pursuant to the terms of the Series A Convertible Preferred Stock Purchase Agreement dated June 29, 2000 (the "Purchase Agreement"), by and between the Company and Microsoft Corporation, a Washington corporation ("Microsoft"). Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement. This opinion is being furnished to Microsoft in accordance with Section 5.1(c) of the Purchase Agreement.

         In connection with the preparation of this opinion, we have reviewed the Purchase Agreement, the Investor Rights Agreement, the Warrant, the Commercial Agreement, the Designation, the certificate of incorporation and bylaws of the Company and the records of corporate proceedings of the Company (the Investor Rights Agreement, the Warrant and the Commercial Agreement are collectively referred to herein as the "Related Documents"). We also have examined such certificates of public officials, corporate records and documents and other certificates, opinions and instruments, and have made such other investigations, as we have deemed necessary in connection with the opinion hereinafter set forth. As to certain issues of fact material to such opinion, we have relied, without independent investigation, upon certificates of officers of the Company, upon certificates and representations of government officials, and upon the representations and warranties made by each party in the Purchase Agreement.

Microsoft Corporation
July 6, 2000
Page 2


         For purposes of this opinion, we have assumed, without independent check for verification, the following: (i) the legal capacity of each natural person signing any document or instrument examined by us; (ii) the legal existence of all parties to the transaction other than the Company; (iii) the power and authority of each person other than persons acting on behalf of the Company to execute, deliver and perform each of the agreements, instruments or documents executed and delivered by such person and to take each other action taken or to be taken by such person under the Purchase Agreement; (iv) the due authorization, execution and delivery by each person other than persons acting on behalf of the Company of each document executed and delivered or to be executed and delivered by such person; (v) that all of the documents have been duly authorized, executed and delivered by, and are binding upon, and enforceable against, each party thereto other than the Company; (vi) the payment of all required taxes and fees imposed in connection with the execution, filing or recording of documents; (vii) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy, and the authenticity of the original of each document reviewed by us as a copy; (viii) that routine procedural matters such as service of process or qualification to do business in the relevant jurisdictions will be satisfied by the parties seeking to enforce the Purchase Agreement; (ix) that there have been no undisclosed modifications of any provisions of any document reviewed by us; (x) there are no other documents, agreements or understandings between or among any of the parties to the Purchase Agreement which would expand, waive or otherwise modify the respective rights and obligations of such parties as set forth in the Purchase Agreement and the documents required or contemplated thereby; and (xi) that the certificates of public officials dated earlier than the date of this opinion remain accurate from such earlier date through and including the date of this opinion.

         Whenever a statement herein is qualified by "known to us," "to our knowledge," "of which we are aware" or a similar phrase, it (i) is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to our attention and (ii) is limited to the current, actual knowledge of only those individual attorneys currently with our firm who have devoted substantive legal attention to matters for the Company in connection with the Purchase Agreement. Moreover, in connection with rendering this opinion, we call to your attention that we have not searched any computer database or the dockets of any court, or the real property records of any recorder or the records of any administrative body, agency or other filing office in any jurisdiction with respect to any matter.

         Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

         1. The Company is a corporation validly existing under the laws of the State of Delaware. The Company has the corporate power and authority to execute, deliver and perform

Microsoft Corporation
July 6, 2000
Page 3


its obligations under the Purchase Agreement and each of the Related Documents and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in its filings under the Securities Exchange Act of 1934, as amended.

         2. The authorized capital stock of the Company consists of (i) 300,000,000 shares of common stock, par value $0.0001 per share ("Common Stock"), of which 65,821,968 shares were issued and outstanding as of the close of business on July 5, 2000, based solely on a certificate provided by American Stock Transfer & Transfer Company, and (ii) 20,000,000 shares of preferred stock, no par value ("Preferred Stock"), of which 2,117,648 shares have been designated as Series A Convertible Preferred Stock ("Series A Stock"), of which 1,176,471 shares are to be sold to Microsoft pursuant to the Purchase Agreement.

         3. The execution, delivery and performance by the Company of the Purchase Agreement and each of the Related Documents has been duly authorized by the Board of Directors of the Company. The Purchase Agreement and Related Documents have been duly executed and delivered by the Company and constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such obligation and enforceability are limited by the effect of (i) any applicable bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, receivership, liquidation, moratorium or similar law affecting creditors' rights generally, (ii) any principles governing the availability of equitable remedies, and (iii) public policy considerations, in each case whether considered in a proceeding at equity or at law.

         4. The execution, delivery and performance by the Company of the Purchase Agreement and Related Documents will not (i) constitute a violation by the Company of any provision of Applicable Laws; or (ii) violate any provision of the Company's certificate of incorporation or bylaws.

         5. The Designation has been duly executed by the Company and filed with the Secretary of State of the State of Delaware.

         6. The issuance, sale and delivery of the Shares and the Warrant have been duly authorized by all requisite corporate action by the Company, and when sold and delivered in accordance with the Purchase Agreement, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable, and any additional shares of Series A Preferred Stock issued pursuant to the Warrant or the Purchase Agreement or pursuant to the Designation, when issued in accordance with the terms of the Warrant, the Purchase Agreement or the Designation will be validly issued, fully paid and non-assessable. The Company has duly authorized and reserved sufficient shares of its Common Stock for issuance upon conversion of the Shares and the exercise of the Warrant.

Microsoft Corporation
July 6, 2000
Page 4


         7. No consent, approval, authorization or order of, or filing with, any federal or Delaware court or governmental agency or body is required for the execution and delivery of the Purchase Agreement and the Warrant, the issuance and sale of the Shares and the Warrant, and the issuance of the shares of Common Stock to be issued upon conversion of the Shares.

                  The foregoing opinions are subject to the following:

                  (a) The availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought.

                  (b) We are members of the New York State Bar and, accordingly, do not purport to be expert on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. We note that the Purchase Agreement and the Commercial Agreement purport to be governed by the laws of the State of Washington and the other Related Documents purport to be governed by the laws of the State of Delaware. We are not members of the Delaware Bar or the Washington Bar. For purposes of this opinion, we have assumed, with your permission, that the laws of the State of Washington governing the enforceability of the Purchase Agreement and the Commercial Agreement and that the laws of the State of Delaware governing the enforceability of the other Related Documents are identical to the laws of New York. As used herein, the term "Applicable Laws" means laws and regulations of the State of New York that in our experience are normally applicable to the transactions of the type contemplated in the Purchase Agreement.

                  (c) Except as specifically stated otherwise in this letter, we express no opinion on the following: (i) Federal and state securities laws and regulations, including, without limitation, the "blue sky" laws of any state;
(ii) Federal and state pension and employee benefit laws and regulations; (iii) Federal and state antitrust and unfair competition laws and regulations; (iv) Federal and state laws and regulations concerning filing requirements, other than requirements applicable to the Organizational Documents; (v) compliance with fiduciary duty requirements; (vi) local laws or administrative orders;
(vii) Federal or state bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, receivership, liquidation, moratorium or similar law affecting creditors' rights generally; and (viii) Federal and state environmental laws and regulations.

                  (d) We express no opinion as to the enforceability of prospective waivers of rights to notice or a hearing or other rights granted by constitution or statute, or provisions purporting to consent to venue or waive any objection to venue in a particular court in any state, relieve parties of the consequences of their own negligence or misconduct, provisions granting indemnity rights, rights of contribution or similar rights (or any guaranty thereof) or provisions

Microsoft Corporation
July 6, 2000
Page 5


purporting to establish evidentiary standards, or provisions purporting to establish noncompetition or nonsolicitation covenants.

                  (e) The opinion expressed herein as to the enforceability of the Purchase Agreement and the Related Documents is limited to the general enforceability of such documents and the obligations set forth therein. The enforceability of the Purchase Agreement and the Related Documents may be limited by general principles of contract law which include (i) the unenforceability of provisions to the effect that provisions therein may only be amended or waived in writing to the extent that an oral agreement modifying such provisions has been entered into, (ii) the general rule that, where less than all of an agreement is enforceable, the balance is enforceable only when the unenforceable portion is not an essential part of the agreed exchange, (iii) the exercise of judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs, and (iv) the possible right of a party which has materially failed to render or offer performance required by a contract to cure that failure, unless permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it was important in the circumstances to the aggrieved party that performance occur by the date stated in such contract.

                  (f) We express no opinion as to (i) any provision of the Purchase Agreement or any Related Documents purporting to provide for a method of service of process which is inconsistent with applicable law or rules of the relevant court, or (ii) any provision of the Purchase Agreement or any Related Documents purporting to provide for the payment of costs or liquidated damages upon termination of such agreement, or (iii) any consents of third parties that may be required in connection with the execution, delivery and performance of the Purchase Agreement or any Related Documents or the effects of the failure to have obtained any such consents that may be required, or (iv) any provision which purports to bind any party to agree to reach an agreement at a future date.

                  (g) This opinion is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the matters expressly so stated. This opinion is based upon the facts known to us, the Purchase Agreement and the Related Documents examined by us and the law at the date hereof and is given to you as of the date hereof. We assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

Microsoft Corporation
July 6, 2000
Page 6


         This opinion is being furnished only to the addressee hereof and is solely for its benefit. This opinion may not be used or relied upon for any other purpose, and may not be used, relied upon, disclosed, quoted, filed or otherwise referred to by any other person, firm or corporation for any purpose, without our prior written consent.

                                               Very truly yours,




                                               John J. Altorelli
                                   for PAUL, HASTINGS, JANOFSKY & WALKER LLP

                                                                       EXHIBIT F

                                FUTURELINK CORP.

                             COMPLIANCE CERTIFICATE


         On this 6th day of July, 2000, the undersigned hereby certifies, pursuant to Section 5.1(d) of the Series A Convertible Preferred Stock Purchase Agreement dated as of June 29th, 2000 (the "Agreement") between FutureLink Corp., a Delaware corporation (the "Company"), and Microsoft Corporation, a Washington corporation, that:

         1. The representations and warranties made by the Company in Section 4 of the Agreement are true and correct in all material respects on the date hereof, and

         2. All covenants, agreements and conditions contained in the Agreement to be performed by the Company on or before the date hereof have been performed or complied with in all material respects.

         IN WITNESS WHEREOF, the undersigned has caused this Compliance Certificate to be duly executed and delivered as of the date first written above.

                                           FUTURELINK CORP.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                                                       EXHIBIT G


                            INVESTOR RIGHTS AGREEMENT


         This Investor Rights Agreement (this "AGREEMENT") is made and entered into as of July 6, 2000 by and among Microsoft Corporation, a Washington corporation ("INVESTOR"), and FutureLink Corp., a Delaware corporation (the "COMPANY").

                                    RECITALS

         A. Pursuant to a Series A Convertible Preferred Stock Purchase Agreement, dated of even date herewith by and among the Company and Investor (the "PURCHASE AGREEMENT"), Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor, Series A 8.00% Convertible Preferred Stock (the "PREFERRED STOCK"), and the Company has agreed to grant Investor a Preferred Stock Purchase Warrant (the "WARRANT") to purchase additional shares of the Preferred Stock. The Preferred Stock and the Warrant are convertible into common stock ("COMMON STOCK") of the Company on the terms and conditions set forth in the Certificate of Designation filed July 3, 2000 of the Company, and the Warrant, respectively.

         B. The Purchase Agreement provides that Investor shall be granted certain information and registration rights, all as more fully set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                   AGREEMENTS

1.       INFORMATION

         1.1 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities (as defined below) to the public without registration, the Company agrees to use all reasonable efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (as defined below), at all times after the date of this Agreement;

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (as defined below) (at any time after it has become subject to such reporting requirements); and

                  (c) So long as any person owns all or any portion of the Preferred Stock or any Registrable Securities, furnish to such holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the 1934 Act, a copy of the most recent annual or quarterly report of the

Company, and such other reports and documents of the Company as Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing Investor to sell any such securities without registration.

2. REGISTRATION RIGHTS.

         2.1 DEFINITIONS. For purposes of this Section 2:

                  (a) REGISTRATION. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                  (b) REGISTRABLE SECURITIES. The term "Registrable Securities" means: (1) all the shares of Common Stock of the Company issued or issuable upon the conversion of the Preferred Stock; and (2) all shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection (b); excluding in all cases, however, any Registrable Securities sold by a person pursuant to Rule 144 promulgated under the Securities Act or pursuant to a registration statement.

                  (c) REGISTRABLE SECURITIES THEN OUTSTANDING. The number of shares of "Registrable Securities then Outstanding" shall mean the number of shares of Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of the Preferred Stock.

                  (d) FORM S-3. The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (e) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

                  (f) SECURITIES ACT. The term "Securities Act" means the Securities Act of 1933, as amended.

                  (g) 1934 ACT. The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

         2.2      DEMAND REGISTRATION.

                  (a) REQUEST BY HOLDERS. If any time following January 5, 2001 the Company shall receive at any time a written request from any holder of Registrable Securities who holds Registrable Securities (each such person eligible to make a request, an "ELIGIBLE HOLDER" and each such person who makes a request, a "REQUESTOR") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within ten (10) business days of the receipt of such written request, give written acknowledgment of such request ("REQUEST ACKNOWLEDGMENT") to each Eligible Holder. If an Eligible Holder desires to include in any such registration statement all or any part of the Registrable Securities then held, the Eligible Holder shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities the Eligible Holder wishes to include in such registration statement. Eligible Holders who elect to participate in an offering (including but not limited to a Requestor) are referred to collectively as "SELLING SHAREHOLDERS." The Company shall effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which the Selling Shareholders request to be registered and included in such registration, subject only to the limitations of this Section 2.2; provided that the Registrable Securities requested by the Requestor(s) to be registered pursuant to such request must have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $3,000,000.

                  (b) UNDERWRITING. If a Requestor initiates the registration request under this Section 2.2 and intends to distribute the Registrable Securities covered by its request by means of an underwriting, then the Requestor shall so advise the Company as a part of its request made pursuant to this Section 2.2. In such event, the right of the Selling Shareholders to include their Registrable Securities in such registration shall be conditioned upon each Selling Shareholder's participation in such underwriting and the inclusion of their Registrable Securities in the underwriting to the extent provided herein. If the Requestor proposes to distribute its securities through such underwriting, each Selling Shareholder shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company and the Requestor. Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise the Selling Shareholders, and the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Requestor, and second, to the Selling Shareholders based on the relative proportion of shares of all such Selling Shareholders requested to be so registered, and third, to the Company. If a Selling Shareholder disapproves of the terms of any such underwriting, the Selling Shareholder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

                  (c) MAXIMUM NUMBER OF DEMAND REGISTRATIONS. The Company is obligated to effect only two (2) such registrations pursuant to this Section 2.2.

                  (d) DEFERRAL. Notwithstanding the foregoing, if the Company shall furnish to the Selling Shareholders, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed at that time and it is therefore essential to defer the filing of a registration statement pursuant to this Section 2.2, then the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Requestor; provreided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

         2.3 PIGGYBACK REGISTRATIONS. The Company shall notify each Eligible Holder in writing at least twenty (20) business days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.2 or Section 2.4 of this Agreement, to any employee benefit plan or a corporate reorganization, business combination or other rule 145 transaction) and will afford each Eligible Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by each Eligible Holder. If an Eligible Holder of Registrable Securities desires to include in any such registration statement all or any part of the Registrable Securities then held, the Eligible Holder shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities the Eligible Holder wishes to include in such registration statement. If the Eligible Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, Eligible Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (a) UNDERWRITING. If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise Eligible Holders. In such event, the right of Eligible Holders to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon the Eligible Holder's participation in such underwriting and the inclusion of Eligible Holder's Registrable Securities in the underwriting to the extent provided herein. Each Selling Shareholder shall, in such event, enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company if such a offering is a primary offering on behalf of the Company, and second, the shareholders who have exercised a demand registration right, and third, to all other Selling Shareholders (and any other shareholders with similar rights), based on the relative proportion of shares of all such Selling Shareholders or other shareholders requested to be so registered. If any Selling Shareholder who has elected to participate in the underwritten offering disapproves of the terms of any such underwriting, such Selling Shareholder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

         2.4 FORM S-3 REGISTRATION. In case the Company shall receive from a Requestor a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by the Requestor, then the Company will as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Requestor's Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                  (i) if Form S-3 is not available for such offering by the Requestor;

                  (ii) if the Requestor proposes to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,000,000;

                  (iii) if the Company shall furnish to the Requestor a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Requestor under this Section 2.4;

                  (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected three (3) registrations for the Requestor pursuant to Section 2.2 and Section 2.4; or

                  (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance or become subject to taxation in any jurisdiction where it would be required to pay taxes solely as a result of such filing.

                  (vi) NOT DEMAND REGISTRATION. Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2.2 above.

         2.5 OBLIGATIONS OF THE COMPANY.

                  (a) EXPENSES. All expenses incurred in connection with a registration pursuant to Sections 2.2, 2.3 and 2.4 including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable costs and expenses of one counsel for the Selling Shareholders, but in no event shall the aggregate cost of such counsel pursuant to this Agreement exceed $5,000 per registration (but excluding underwriters' and brokers' discounts and commissions), shall be borne by the Company. Each Selling Shareholder shall bear its respective proportionate share (based on the total number of shares sold in such registration) of all underwriting discounts or commissions payable to underwriters or brokers in connection with such offerings.

                  (b) REGISTRATION. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                           (i) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of Requestor, (y) keep a registration statement requested pursuant to
Section 2.2 effective for up to the later of one hundred eighty (180) days or until the Selling Shareholders have completed the distribution described in the registration statement relating thereto and (z) keep a registration statement requested pursuant to Section 2.4 effective indefinitely pursuant to SEC Rule 415; provided, however, that the Selling Shareholders shall suspend use of a prospectus contained in any such registration statement immediately upon receipt of notice from the Company that the prospectus does not meet the requirements of the Securities Act, 1934 Act or applicable regulations. In such event, the Company shall use all reasonable efforts to amend promptly the registration statement to conform the prospectus to the requirements of the Securities Act, 1934 Act and applicable regulations, unless the Company delivers a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for an amendment to such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the amendment to the Form S-3 registration statement for a period of not more than sixty (60) days; provided that this deferral mechanism may not be exercised more than once during any twelve (12) month period and the sixty (60) day period referenced in clause
(y) above shall be extended one day for each day that the Company elects to defer the filing under this sentence.

                           (ii) Prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (iii) Furnish to each Selling Shareholder or its
agents such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                           (iv) Use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Selling Shareholders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or become subject to taxation in any jurisdiction where it would be required to pay taxes solely as a result of such filing.

                           (v) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Selling Shareholder shall also enter into and perform its obligations under such an agreement.

                           (vi) Notify each Selling Shareholder at any time when
a prospectus relating to Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (vii) Furnish, at the request of Requestor, on the
date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Selling Shareholders (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Requestor.

         2.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or
2.4 that each Selling Shareholder shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

         2.7 DELAY OF REGISTRATION. Neither Requestor nor any Eligible Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

         2.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                  (a) BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless, each Selling Shareholder, and their respective members, officers, employees and agents, any underwriter (as defined in the Securities Act) for the Selling Shareholders and each person, if any, who controls any Selling Shareholder or underwriter within the meaning of the Securities Act or the 1934 Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                           (i) any untrue statement or alleged untrue statement
of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                           (ii) the omission or alleged omission to state
therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                           (iii) any violation or alleged violation by the
Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each Selling Shareholder and their respective members, officers, employees and agents, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that (A) the Company will not be liable, in an offering in which the Company did not execute an underwriting agreement or in which there was no underwriter, to any Selling Shareholder under this section with respect to any preliminary prospectus or the final prospectus to the extent that any such loss, liability, claim, damage or expense of such holder results from the fact that a Selling Shareholder sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus if the Company has previously and timely furnished copies thereof to such holder; (B) the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld), and (C) the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by a Selling Shareholder, or their respective members, officers, employees and agents, underwriter or controlling person thereof .

         In addition, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section, the Company will reimburse each Selling Shareholder on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Selling Shareholder for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the person that received such payment shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate announced from time to time by the Bank of America (or its successor) (the "Prime Rate"). Any such interim reimbursement payments which are not made to a Selling Shareholder or any person entitled to indemnity within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

                  (b) BY EACH SELLING SHAREHOLDER. To the extent permitted by law, each Selling Shareholder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Shareholder expressly for use in connection with such registration; and such Selling Shareholder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Selling Shareholder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by any Selling Shareholder under this Section 2.8(b) in respect of any Violation shall not exceed the proceeds (net of underwriters' and brokers' discounts and commissions) received by such Selling Shareholder in the registered offering out of which such Violation arises. For the avoidance of doubt, this provision shall not impose any indemnity obligation on a Selling Shareholder to the extent that the Violation did not occur in reliance upon and in conformity with written information furnished by such person.

                  (c) NOTICE. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that if the indemnifying party assumes such defense the indemnifying party shall have no further liability for the fees and expenses of counsel paid by the indemnified party, except that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

                  (d) CONTRIBUTION. If the indemnification provided in this
section 2.8 is unavailable or insufficient to hold harmless an indemnified party under Section 2.8(a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Shareholders on the other from the offering of the securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Selling Shareholder(s) on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other equitable considerations. The relative benefits received by the Company on the one hand and the Selling Shareholder(s) on the other shall be deemed to be in the same proportion as the total net proceeds from the offering received by the Company bear to the total net proceeds received by the Selling Shareholder(s). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or written information supplied by a Selling Shareholder, and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this section. Notwithstanding the provisions of this section, a Selling Shareholder shall not be required to contribute any amount in excess of the amount of the total net proceeds (net of commissions) received by such Selling Shareholder from the sale of the securities pursuant to this Agreement exceeds the amount of any damages or expenses that a Selling Shareholder has otherwise been required to pay, or has incurred, by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) SURVIVAL. The obligations of the Company and Eligible Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

         2.9 TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to Sections 2.2 through 2.4 with respect to any Registrable Securities proposed to be sold by a Requestor in a registration pursuant to
Section 2.2, 2.3 or 2.4 if, in the opinion of counsel to the Company, all such Registrable Securities then requested to be registered by such Requestor may be sold in a three (3) month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

3. GENERAL PROVISIONS.

         3.1 RIGHT TO DIRECTORSHIP/OBSERVER STATUS. For so long as the Investor and its affiliates own at least 50% of the Preferred Stock originally purchased by the Investor, or the Common Stock issued upon conversion of the Preferred Stock, the Investor shall have the right to have a person designated by it nominated to the Board of Directors of the Company. At each meeting of shareholders at which any director of the class to which such director designee is assigned are to be elected, such designee shall be included in the Board of Directors' slate of nominees for election to the Board of Directors. At any time where a nominee of Investor is not serving on the Board of Directors, Investor may appoint a person to attend and speak at the meetings of the Board of Directors in an observer capacity (but in such case the observer will have no voting or other rights). The Company shall furnish Investor all internal budget, financial and other information, whether or not available to the general public, which is available to any other Company directors, provided that all such information shall be maintained in accordance with the Confidentiality Agreement between Company and Investor.

         3.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Agreement shall extend to all successive transferees of the Preferred Stock and Registrable Securities, each of which persons are hereby made third party beneficiaries hereof and may enforce the terms of this Agreement as if such person was a direct party hereto.

         3.3 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns and third party beneficiaries hereof, any rights or remedies under or by reason of this Agreement.

         3.4 GOVERNING LAW. Except as noted below, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         3.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.6 HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

         3.7 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered, certified mail, Federal Express, or other express courier, postage prepaid and addressed to Investor at One Microsoft Way, Redmond, Washington 98052, Attn: Chief Financial Officer and Deputy General Counsel, Finance and Operations (Fax (425) 936-7329), with a copy to Richard Dodd at Preston Gates & Ellis LLP, 701 Fifth Avenue, Suite 5000, Seattle, WA 98104-7078 (Fax (206) 623-7022), and to Company, at 6
Morgan, Suite 100, Irvine,

CA 92618, Attn: Chief Financial Officer and General Counsel (Fax (949) 837-4433) with a copy to Thomas Pollock, Paul, Hastings, Janofsky & Walker, 345 California Street, San Francisco, CA 94104 (Fax (415) 217-5333) or at such other address as any party or Company may designate by giving ten (10) days advance written notice to all other parties.

         3.8 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, experts' fees and costs, including those for pretrial, trial, on appeal, in arbitration and in bankruptcy and all other costs and necessary disbursements associated with any such actions, in addition to any other relief to which such party may be entitled.

         3.9 ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

         3.10 AGGREGATION OF STOCK. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         3.11 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Company and Investor (or, following assignment and transfer of the Preferred Stock, by those holders owning more than 50% of the Registrable Securities). Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of Registrable Securities, and Company. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver. No waiver shall be binding unless expressed as such in a document executed by the party making the waiver.

         3.12 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

         3.13 ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.


               [The balance of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

                                        "COMPANY"

                                        FUTURELINK CORP., a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------
                                        Title:
                                               ---------------------------------


                                        "INVESTOR"

                                        MICROSOFT CORPORATION, a Washington
                                        corporation


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT H

                              MICROSOFT CORPORATION

                             COMPLIANCE CERTIFICATE

         On this 6th day of July, 2000, the undersigned herby certifies, pursuant to Section 5.2(c) of the Series A Convertible Preferred Stock Purchase Agreement dated as of June 29, 2000 (the "Agreement) between FutureLink Corp., a Delaware corporation (the "Company"), and Microsoft Corporation, a Washington corporation, that:

         1. The representations and warranties made by the Purchaser in Section 4 of the Agreement are true and correct in all material respects on the date hereof, and

         2. All covenants, agreements and conditions contained in the Agreement to be performed by the Purchaser on or before the date hereof have been performed or complied with in all material respects.

         IN WITNESS WHEREOF, the undersigned has caused this Compliance Certificate to be duly executed and delivered as of the date first written above.

                                          MICROSOFT CORPORATION


                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------


                                      H-1